Exhibit 10.1

THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

(Pool 2)

THIS THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (the “Third Amendment”) is made and entered into effective as of September 24, 2009 (the “Effective Date”) by and between EXTRA SPACE STORAGE LLC, a Delaware limited liability company (“Extra Space”), and HSRE-ESP IA, LLC, a Delaware limited liability company (“HSRE”).

RECITALS:

WHEREAS, Extra Space and HSRE entered into that certain Contribution Agreement dated June 23, 2009 (the “Original Agreement”) relating to (i) the formation of HSRE-ESP I, LLC, a Delaware limited liability company (“HSRE-ESP”); (ii) the contribution by Extra Space to HSRE-ESP of Extra Space’s ninety nine percent (99%) ownership interest in Extra Space Properties Fifty One LLC, a Delaware limited liability company (“ESP Fifty One”), and one hundred percent (100%) of the ownership interest in Extra Space Properties Fifty Seven LLC, a Delaware limited liability company, which owns the remaining one percent (1%) interest in ESP Fifty One; and (iii) HSRE’s contribution of cash to HSRE-ESP; all of which are more particularly described in the Contribution Agreement; and

WHEREAS, pursuant to that certain First Amendment to Contribution Agreement (Pool 2) dated effective as of August 7, 2009 (hereinafter the “First Amendment”) and that certain Second Amendment to Contribution Agreement (Pool 2) dated effective as of September 10, 2009 (hereinafter the “Second Amendment”), Extra Space and HSRE made certain amendments to the Original Agreement; and

WHEREAS, Extra Space and HSRE desire to enter into this Third Amendment and further amend the Original Agreement as provided herein.

AGREEMENT:

In consideration of the covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Extra Space and HSRE agree as follows:

1.             Recitals and Definitions.  The parties acknowledge that the Recitals set forth above are true and correct and are hereby incorporated into the body of this Third Amendment.  Unless otherwise set forth herein, all capitalized terms used in this Third Amendment shall have the same meaning in this Third Amendment as set forth in either the Original Agreement, as amended or supplemented by the First Amendment, the Second Amendment and this Third Amendment (collectively the “Contribution Agreement”).

2.             Expiration of Due Diligence Period.  The parties acknowledge that the Due Diligence Period has expired and that HSRE has waived and does hereby waive any rights it might have to terminate Contribution Agreement pursuant to Section 8.3 of the Contribution Agreement.

3.             Approval of Third Party Loan Documents.  Pursuant to Section 3.2.1.1 of the Contribution Agreement, HSRE hereby approves the amount, interest rate, payment schedule, repayment term and other terms of the Existing Indebtedness and approves the Third Party Loan Documents.  The parties acknowledge, however, that as part of the application to the Lender to consent to the transaction which is the subject of this Agreement Extra Space, at HSRE’s request, included a request that the Lender agree to certain modifications of the Third Party Loan Documents in the form attached hereto as Exhibit No. 1 and by this reference made a part hereof (hereinafter the “Requested Loan Document Modifications”).  The parties agree that HSRE may, in good faith, continue to pursue the Lender’s consent to the Requested Loan Document Modifications to the Third Party Loan Documents and Extra Space agrees to cooperate in good faith with HSRE in such requests.  Notwithstanding anything to the contrary in Section 11.1.5 of the Contribution Agreement, HSRE’s obligations under the Contribution Agreement shall not be contingent or otherwise conditioned upon either the Lender or any servicer of the Existing Indebtedness consenting to the Requested Loan Document Modifications.  HSRE agrees that within five (5) business days of the date of this Third Amendment, HSRE shall, in good faith, submit to the Lender all of the information and documentation heretofore requested in writing from HSRE by the Lender and shall hereafter submit to the Lender in a reasonably timely manner all information and documentation hereafter requested from the Lender.

4.             Exercise of Option to Extend Closing for Lender Approval Extension Period.  Pursuant to Section 3.2.3 of the Contribution Agreement, HSRE hereby exercises HSRE’s option to extend the Closing for the Lender Approval Extension Period.

5.             Agreement Regarding Capital Expenditure Fund and Waiver of Repair Notice.  Prior to the Closing, Extra Space shall advance to ESP 51 the sum of $116,750.00 (hereinafter the “Capital Expenditure Fund”).  The Capital Expenditure Fund shall be used by HSRE-ESP to fund the cost of performing such of the capital repairs indentified in Schedule No. 1 attached hereto and by this reference made a part hereof (hereinafter the “Capital Repair Schedule”) as HSRE may, from time to time, direct.  Extra Space’s advance to ESP 51 of the Capital Expenditure Fund (A) shall be in full and complete satisfaction of Extra Space’s obligation to repair any of the items listed HSRE’s September 9, 2009 Repair Notice and (B) shall not be treated as a capital contribution or a loan by Extra Space to HSRE-ESP or to ESP 51 and shall not cause an increase in the Contribution Value.  Pursuant to Section 8.1 of the Contribution Agreement, HSRE hereby waives any and all requirements that Extra Space repair any of the Repair Items or any of the other repair and/or maintenance items identified by HSRE in HSRE’s September 9, 2009 Repair Notice.

6.             Agreement Regarding Designation of Insurance Program.  The parties acknowledge that property and casualty insurance for the Facilities is currently provided pursuant to a “REIT Program” pursuant to which ESP 57 and ESP Texas have elected to carry high deductibles for certain potential risks.  The parties also acknowledge that Extra Space has proposed that casualty insurance for the Facilities can be provided either pursuant to Extra Space’s existing REIT Program, or, at a higher cost, through Extra Space’s “JV Program” pursuant to which ESP 57 and ESP Texas can elect to reduce or eliminate the deductible risks, or by using HSRE’s property and casualty insurance program.  The parties agree that provided such insurance satisfies the requirements of the Lender with respect to the Facilities, HSRE may, at the time of Closing, elect that property and casualty insurance for the Facilities be provided pursuant to any of the three preceding described programs.  Any further changes in the casualty insurance coverage for the Facilities will be approved as part of the process of approving the Annual Business Plan and/or Annual Operating Budget.

7.             Annual Business Plan and Annual Operating Budget.  The parties acknowledge that Extra Space delivered to HSRE the Annual Business Plan and the Annual Operating Budget in accordance with Section 8.4 of the Contribution Agreement and that Extra Space is in the process of preparing the Annual Business Plan and Annual Operating Budget for fiscal year 2010.  HSRE hereby approves the Annual Business Plan and the Annual Operating Agreement as previously submitted to HSRE by Extra Space and acknowledges that such approval constitutes HSRE’s approval of the Annual Business Plan and Annual Budget within the meaning of Section 11.1.4 of the Contribution Agreement.  Upon completion of the fiscal year 2010 Annual Business Plan and Annual Operating Budget, the fiscal year 2010 Annual Business Plan and Annual Operating Budget shall be reviewed and approved by the parties in accordance with the provisions of the form of HSRE-ESP Operating Agreement and the form of Property Management Agreement.  Notwithstanding anything to the contrary in Section 11.1.4 of the Contribution Agreement, HSRE’s obligations under the Contribution Agreement shall not be contingent or otherwise conditioned upon HSRE’s approval of the fiscal year 2010 Annual Business Plan and/or Annual Operating Budget.

8.             Waiver of Title Objections, Environmental Objections, Insurance Objections and Budget Objections.  HSRE hereby waives all of its Title Objections, Environmental Objections, Insurance Objections and Budget Objections, subject, however, to Extra Space’s undertakings expressly set forth in Extra Space’s Objection Response.

9.             Amendment of Sections 2.2.2, 2.2.3 and 2.2.4 of the Contribution Agreement.  Sections 2.2.2, 2.2.3 and 2.2.4 of the Contribution Agreement are hereby amended by deleting said Sections 2.2.2, 2.2.3 and 2.2.4 in their entirety and replacing them with the following Sections 2.2.2, 2.2.3 and 2.2.4:

2.2.2        Distribution Amount.  Immediately after the Closing Extra Space and HSRE shall cause HSRE-ESP to distribute to Extra Space cash in an amount (the “Extra Space Distribution Amount”) equal to the sum of: (i) the “Initial HSRE Contribution Amount” (hereinafter defined) minus (ii) any closing costs and prorations described in Section 4.3.4 below (including the costs described in Section 4.3.4 below) (collectively, the “Prorations”) and credited, as of the Proration Date (as defined below), to HSRE-ESP, plus (iii) any Prorations credited, as of the Proration Date, to Extra Space.  As used herein, the term “Initial HSRE Contribution Amount” shall mean fifty percent (50%) of the difference between (A) the Contribution Value, minus (B) the sum of the aggregate unpaid principal balance of the Existing Indebtedness plus all accrued and unpaid interest with respect to the Existing Indebtedness as of the Proration Date.  Extra Space and HSRE agree that for purposes of determining the balance of Extra Space’s “Capital Account” (as defined in the HSRE-ESP Operating Agreement) and Extra Space’s “Adjusted Capital Account” (as defined in the HSRE-ESP Operating Agreement), the gross amount of Extra Space’s initial “Capital Contribution” to HSRE-ESP shall be reduced by the Initial HSRE Contribution Amount notwithstanding the fact that the amount actually distributed to Extra Space by HSRE-ESP is adjusted (either increased or decreased) pursuant to the provisions of this Section 2.2.2.  The parties hereby agree that the provisions of this Section 2.2.2 are intended to cause the Adjusted Capital Accounts of HSRE and Extra Space to be in an 50.00%/50.00% ratio, respectively, following the contribution of the ESP Interests by Extra Space and the Initial HSRE Contribution Amount by HSRE and the distribution of the Extra Space Distribution Amount to Extra Space and the pro-rations and credits provided for herein.

2.2.3        Cash to be Contributed by HSRE.  At Closing, HSRE shall contribute to HSRE-ESP cash in an amount (the “Total HSRE Contribution Amount”) equal to the sum of (i) the Initial HSRE Contribution Amount, plus (ii) Fifty Percent (50.00%) of the total Prorations charged to HSRE-ESP.

2.2.4        Cash to be Contributed by Extra Space.  At Closing, Extra Space shall contribute to HSRE-ESP cash in an amount (the “Total Extra Space Contribution Amount”) equal to the sum of Fifty Percent (50.00%) of the Prorations charged to HSRE-ESP.

10.           Amendment of Section 3.2.3 of Contribution Agreement.  Section 3.2.3 of the Contribution Agreement is hereby amended by deleting said Section 3.2.3 in its entirety and replacing it with the following Section 3.2.3:

3.2.3        Notwithstanding anything to the contrary in this Agreement, if at the Closing Date, Lender and/or any servicer of Existing Indebtedness has not consented to the transaction which is the subject of this Agreement and provided that HSRE has not terminated this Agreement pursuant to Section 8.3 below, HSRE shall have the option to either (A) extend the Closing for an additional ninety (90) days (hereinafter the “Lender Approval Extension Period”) to permit Extra Space to continue to pursue with reasonable diligence Lender’s consent to the transaction which is the subject of this Agreement or (B) terminate this Agreement.  Such option shall be exercised by HSRE giving Extra Space written notice of HSRE’s election to either extend the Closing or terminate this Agreement pursuant to this Section 3.2.3 at any time on or before the date on which the Closing Date would be scheduled to occur but for such extension.  If HSRE fails to give such written notice to Extra Space, such failure shall be deemed to be an election to terminate this Agreement.  If HSRE elects to extend the Closing for the Lender Approval Extension Period, the Closing shall be on the earlier of the date on which the Lender Approval Extension Period expires or fifteen (15) days after the Lender consents to the transaction which is the subject of this Agreement.

11.           Amendment of Section 4.3.4 of Contribution Agreement.  Section 4.3.4 of the Contribution Agreement is hereby amended by deleting said Section 4.3.4 in its entirety and replacing it with the following Section 4.3.4:

4.3.4        Closing Costs.  At the Closing, HSRE-ESP shall pay all recording costs and all escrow costs.  Furthermore, at Closing, the following costs shall be paid by HSRE-ESP and/or reimbursed to Extra Space or HSRE by HSRE-ESP, as applicable: (i) all actual out of pocket costs incurred or paid to unaffiliated third parties by HSRE in connection with its due diligence investigation of the Property, the ESP Interests, the Texas Interests and Extra Space, including, but not limited to, the costs of the Surveys; (ii) all fees, costs, expenses, and other charges charged by Lender and/or any servicer of the Existing Indebtedness or incurred in the satisfaction of any condition or requirement imposed by Lender or such servicer with respect to Lender’s consenting to the transaction which is the subject of this Agreement; (iii) all attorney’s fees and costs incurred by either Extra Space or HSRE in connection with the negotiation and documentation of the transaction which is the subject of this Agreement and the performance of due diligence for the benefit of HSRE pursuant to this Agreement (hereinafter collectively the “Reimbursable Costs”); provided, however, that in no event shall the aggregate amount of Reimbursable Costs paid to or for the benefit of HSRE pursuant to this Section 4.3.4 exceed the aggregate amount of Reimbursable Costs paid to or for the benefit of Extra Space pursuant to this Section 4.3.4 regardless of whether the aggregate amount of Reimbursable Costs paid or incurred by HSRE exceeds the aggregate amount of Reimbursable Costs paid or incurred by Extra Space.  At Closing, the following costs shall be paid by Extra Space and/or HSRE-ESP in accordance with local practice and custom in the area applicable to each Property:  (A) the cost of the base title policy, endorsements, reinsurance or coinsurance, (B) transfer, documentary and similar taxes related to the purchase of the ESP Interests, if any; provided, however, that in the absence of local practice and custom relating to the payment of such costs, such costs shall be paid by HSRE-ESP.  Notwithstanding anything to the contrary in this Section 4.3.4, if the Closing does not occur, no party to this Agreement shall be responsible for reimbursing any other party to this Agreement for fees, expenses costs incurred by or for the benefit of such party except as expressly provided otherwise in Section 13.1.2 below.

12.           Amendment of Section 11.1 of Contribution Agreement.  The first paragraph of Section 11.1 of the Contribution Agreement is hereby amended by deleting said paragraph in its entirety and replacing it with the following:

11.1         HSRE’s Conditions Precedent.  The obligations of HSRE under this Agreement are contingent upon the satisfaction of each of the following conditions as of the Closing Date.  If as of the Closing Date any of the following conditions is not satisfied, HSRE may, on the Closing Date, either waive such condition and proceed to Closing or terminate this Agreement by written notice to Extra Space.  Upon such termination, neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement.

13.           Amendment of Section 11.2 of Contribution Agreement.  The first paragraph of Section 11.2 of the Contribution Agreement is hereby amended by deleting said paragraph in its entirety and replacing it with the following:

11.2         Extra Space’s Conditions Precedent.  The obligations of Extra Space under this Agreement are contingent upon the satisfaction of each of the following conditions as of the Closing Date.  If as of the Closing Date any of the following conditions is not satisfied, Extra Space may, on the Closing Date, either waive such condition and proceed to Closing or terminate this Agreement by written notice to HSRE.  Upon such termination, neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement.

14.           Amendment of Exhibit A to Contribution Agreement.  The Contribution Agreement is hereby amended by deleting the form of Operating Agreement set forth on Exhibit A to the Contribution Agreement in its entirety and replacing it with the form of Operating Agreement set forth on “Exhibit A” attached hereto as Exhibit No. 2 and by this reference made a part hereof.

15.           Amendment of Exhibit C to Contribution Agreement.  Exhibit C to the Contribution Agreement (the Non-Competition and Right of First Opportunity Agreement) is hereby amended by deleting Article V(a) of said Non-Competition and Right of First Opportunity Agreement in its entirety from said Exhibit C and replacing it with the following Article V(a):

(a)           with respect to the provisions of ARTICLE II hereof, on the date (the “ROFO Termination Date”) that is the earlier of (i) date on which a Rejection has occurred or been deemed to occurred with respect to three consecutive Proposed Project Notices given by ESP to HSRE; or (ii) the Exclusivity Termination Date (as defined below).  For purposes hereof, the “Exclusivity Termination Date” shall mean the two (2) year anniversary following the execution of the Company Operating Agreement.

16.           Full Force and Effect.  Time is of the essence with respect to each provision of the Contribution Agreement.  In the event of a conflict between the terms and conditions of the Contribution Agreement and this Amendment, the terms of this Amendment shall prevail.

17.           No Further Modification.  Except as expressly set forth in this Amendment, all terms and provisions of the Contribution Agreement are hereby confirmed and remain unmodified and in full force and effect, such terms and provisions being hereby incorporated herein for all purposes.

18.           Counterparts and Facsimile Transmission.  This Amendment may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.  Each counterpart may be delivered by facsimile transmission.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

IN WITNESS WHEREOF, the parties by and through their undersigned, duly authorized representative, have executed this Amendment as of the day and year first above written for the purposes herein expressed.

EXTRA SPACE:

EXTRA SPACE STORAGE LLC, a Delaware limited liability company

By:	/s/ Charles L. Allen
Name:	Charles L. Allen
Title:	Manager

HSRE:

HSRE-ESP IA, LLC, a Delaware limited liability company

By:	HSREP II Holding, LLC, a Delaware limited liability company, its sole member

By:	HSRE REIT II, a Maryland real estate investment trust, a member

	By:	/s/ Stephen M. Gordon
	Name:	Stephen M. Gordon
	Its:	Trustee